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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-65425 of DAKA International, Inc. on Form S-4 of our report dated August 29, 1995, appearing in the Annual Report on Form 10-K/A of DAKA International, Inc. for the year ended July 1, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 12, 1996